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                                                                  EXHIBIT 4.4


                       AGREEMENT BY AND AMONG ORTHOPAEDIC
                  BIOSYSTEMS LTD., INC. AND CERTAIN INVESTORS
                      IN ORTHOPAEDIC BIOSYSTEMS LTD., INC.
                         REGARDING REGISTRATION RIGHTS


     THIS AGREEMENT, by and among Orthopaedic Biosystems Ltd., Inc. (the "Company") and certain investors in the Company is entered into as of this 5th day of May, 1997.

                           W I T N E S S E T H: THAT,


     WHEREAS, the investors set forth in Schedule A attached hereto (the "Investors") are the purchasers of the shares of the Class A Preferred Stock of the Company ("Preferred Stock") reflected on said Schedule A; and

     WHEREAS, the Company has agreed to grant registration rights to the Investors as provided herein;

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the Investors and the Company agree as follows:

A.   Definitions

     As used herein:

     1. The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, and the declaration or ordering of the effectiveness of such registration statement.

     2. The term "Registrable Securities" means the shares of the Preferred Stock of the Company, but only after conversion into the common shares of the Company into which such Preferred Stock has been converted, purchased by the Investors and listed on Schedule A.

     3. The term "Initiating Holders" means any holder or holders of not less than 50% of the Registrable Securities.

     4.   The term "Holders" means any holder or holders of Registrable Shares.


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B.   Requested Registration

     1. Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification, or compliance with respect to all or a part of the Registrable Securities the Company will: (a) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and (b) as soon as practicable, use its diligent best efforts to effect all such registrations, qualifications and compliances (including, without limitations, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within thirty days after receipt of such written notice from the Company; provided that the Company shall not be obligated to take any action to effect such registration, qualification or compliance pursuant to this paragraph (b):(i) at any time prior to the Company's first registered offering to the general public of its securities for its own account, or May 1, 2001, whichever shall first occur; (ii) within 180 days following the effective date of the Company's first registered offering to the general public of its securities for its own account;
(iii) after the Company has effected one such registration pursuant to this subparagraph (b)(1) and such registration has been declared or ordered effective; (iv) if the amount of securities being offered for sale is less than 50% of the Registrable Securities, and the expected price to the public is less than $2,000,000; (v) when the Investors or their assignees have sold 60 percent or more of the Registrable Securities in transactions on a national securities exchange or in the over-the-counter market; or (vi) after the first to occur of May 1, 2003, or more than two years following the effective date of the Company's first registered offering to the general public of its securities for its own account.

     Subject to the foregoing clauses (i) through (iv), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practical, but in any event within ninety days, after receipt of the request or requests of the Initiating Holders; provided, however, that if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed at the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have an additional period of not more than ninety days within which to file such registration statement.

     2. Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the
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     Company as a part of their request made pursuant to paragraph B and the
Company shall include such information in the written notice referred to in subparagraph B(1)(a). In such event, if so requested in writing by the Company, the Initiating Holders shall negotiate with an underwriter selected by the Company with regard to the underwriting of such requested registration; provided, however, that if a majority in interest of the Initiating Holders have not agreed with such underwriter as to the terms and conditions of such underwriting within twenty days following commencement of such negotiations, a majority in interest of the Initiating Holders may select an underwriter of their choice. The right of any Holder to registration pursuant to paragraph B shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this paragraph B, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the Initiating Holders shall so advise all holders of Registrable Securities, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in such registration held by such Holders at the time of filing the registration statement. If any Holder of Registrable Securities disapproves of the terms of the underwriting, he may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. Any Registrable Securities which may be withdrawn under the preceding sentence from such underwriting shall, unless the Holder requests otherwise, be included in such registration but shall not be transferred in a public distribution prior to ninety days after the effective date of the registration statement relating thereto.

C.   Company Registration

     1. If at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, in a registration statement pursuant to an underwritten public offering, the Company will: (a) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and (b) include in such registration (and any related qualification under blue sky laws or other compliance) and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within thirty days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in subparagraph C(2) below.
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     2. Underwriting. The right of any Holder to registration pursuant to paragraph C shall be conditioned upon such Holder's participation in the underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this paragraph C, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, and (a) if such registration is the first registered offering of the sale of the Company's securities to the general public, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, or any exclude Registrable Securities entirely from such registration and underwriting, or (b) if such registration is other than the first registered offering of the sale of the Company's securities to the general public, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting; provided, however, that with respect to a registration within the category described in clause (b) of this sentence, the underwriter may not limit the amount of Registrable Securities included in such registration and underwriting to less than an amount equal to 20 percent of the amount of all of the Company's securities included within such registration and underwriting. The Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in such registration held by such Holders at the time of filing the registration statement. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall, unless the Holder requests otherwise, be included in such registration but shall not be transferred in a public distribution prior to ninety days after the effective date of the registration statement relating thereto.

D.   Expenses of Registration

     All expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement, including without limitation, all registration, filing, and qualification fees, printing expenses, fees and disbursements of counsel for the Company, and expenses of any special audits incidental to or required by such registration, shall be borne by the Company; provided, however:

            (1) The Company shall not be required to pay for expenses of any registration begun pursuant to paragraph B, the request for which has been subsequently withdrawn by the Initiating Holders, in which case, such expenses shall be borne by the Holders requesting such withdrawal;

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          (2)  The Company shall not be required to pay fees of legal counsel of
     Holder, or underwriters' fees, discounts, or commissions relating to Registrable Securities.

E.   Registration Procedures

     In the case of each registration, qualification, or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will:

          (1) Keep such registration, qualification or compliance pursuant to subparagraphs B or C effective for a period of 180 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; and

          (2) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

F.   Indemnification

     1.   To the extent permitted by law, the Company will indemnify each
Holder of Registrable Securities, each of the Holder's officers and directors, and each person controlling such Holder, with respect to such registration, qualification, or compliance effected pursuant to this paragraph, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder, against all claims, losses, damages, and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document
(including any related registration statement, notification or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of the Holder's officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon information furnished to the Company by such Holder or underwriter.
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     2. Each Holder will, if Registrable Securities held by or issuable to such
Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors and officers who sign such registration statement, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of such Holder's officers and directors and each person controlling such Holder, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, or underwriters for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein.

     3. Each party entitled to indemnification under this paragraph F (the Indemnified Party) shall give notice to the party required to provide indemnification (the Indemnifying Party) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

G. Information by Holder

     The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such written information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in this paragraph.
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H.   Rule 144 Reporting

     With a view to making available to the Investors the benefits of certain rules and regulations of the SEC which may permit the sale of the Purchased Shares to the public without registration, the Company agrees when required by law to:

          (1) Make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety days after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

          (2) Use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act;

          (3) To furnish to the Investors forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may reasonably be requested in availing an Investor of any rule or regulation of the SEC allowing the sale of any such securities without registration.

I.        Transfer of Registration Rights

     The rights to cause the Company to register securities granted to an Investor by the Company under subparagraphs B and C may be assigned by such Investor to a transferee or assignee of any of said Investor's Registrable Securities, provided, that the Company is given written notice by an Investment at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

J.        Assignability

     This Agreement shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of the parties hereto.

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K.   Law

     This Agreement shall be governed by and construed in accordance with the laws of Arizona.

L.   Amendment

     Any modification, amendment, or waiver of this Agreement or any provision hereof shall be in writing and executed by the Company and Holders of not less than 66-2/3 percent of the outstanding Registrable Securities; provided, however, that no such modification, amendment or waiver shall reduce the aforesaid percentage of outstanding Registrable Securities without the consent of the record or beneficial holders of no less than 90 percent of said Registrable Securities.

M.   Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned holders of securities and the Company have executed this Agreement on the day and year first above written.

                                   ORTHOPAEDIC BIOSYSTEMS LTD., INC.



                                   By: D. Ronald Yagoda
                                   --------------------------------


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